May 6, 2013


Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One 1
American Depositary
Receipts representing One 1
Ordinary Share of
      Alon Holdings  Blue Square
Israel Ltd.
  Form F6 File No. 3335158


Ladies and Gentlemen:

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus Prospectus reflecting the
change in name to Alon Blue Square Israel
Ltd.

As required by Rule 424e, the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name for Alon Blue Square Israel Ltd.

The Prospectus has been revised to
reflect the new name, and has been
overstamped with:

 Effective May 6, 2013 the
Companys name will change to
Alon Blue Square Israel Ltd.



Please contact me with any questions or
comments at 011.44207.163.7214


Tatyana Vesselovskaya
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, New York NY 10286